UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 15, 2008

Cleveland-Cliffs Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Superior Avenue, Cleveland, Ohio		44114-2544
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 15, 2008, Cleveland-Cliffs Inc (the "Company"), Bank of America, N.A., as Administrative Agent, Swing Line Lender and Letter of Credit Issuer (the "Agent"), and certain financial institutions (collectively, the "Lenders") entered into an amendment (the "Amendment") to the Mulitcurrency Credit Agreement (the "Credit Agreement"), dated as of August 17, 2007, among the Company, the Agent and the Lenders (with JPMorgan Chase Bank, N.A., as Syndication Agent), jointly led by Banc of America Securities LLC and J.P. Morgan Securities Inc. as Joint Lead Arrangers and Joint Book Managers.

The Amendment amends Section 6.17 of the Credit Agreement, which generally prohibits the ability of the Company and certain of its subsidiaries from entering into agreements restricting the ability of the Company or such subsidiaries to grant liens on their assets in favor of the Lenders under the Credit Agreement. Prior to the Amendment, these agreements were limited to, among other agreements, agreements evidencing indebtedness, the aggregate principal amount of which, under all such agreements, could not exceed $50 million. Pursuant to the Amendment, the Company and its subsidiaries may enter into agreements of indebtedness containing such restrictions so long as no default or event of default has or will occur under the Credit Agreement as a result of the other debt issuance and, in instances where the indebtedness exceeds $50 million individually or $100 million in the aggregate, the Company provides the Agent with prior written notice of such other debt issuance. The Amendment also provides that to the extent any affirmative covenant, negative covenant or event of default relating to the other debt issuance is more restrictive than a substantially similar provision in the Credit Agreement, the Agent may elect, upon written notice, to have such provision automatically incorporated into the Credit Agreement while the other debt issuance is outstanding.

Certain of the Lenders and other parties under the Credit Agreement and their respective affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company and its subsidiaries for which they have received, and will receive, customary fees and expenses.

The Amendment is filed herewith as Exhibit 4(a). The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4(a) First Amendment to Multicurrency Credit Agreement among Cleveland-Cliffs Inc and Bank of America, N.A., as Administrative Agent, Swing Line Lender and Letter of Credit Issuer, and certain other financial institutions dated May 15, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland-Cliffs Inc

May 21, 2008	By:	Traci L. Forrester

Name: Traci L. Forrester
Title: Assistant Secretary

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Exhibit Index

Exhibit No.	Description

4.(a)	First Amendment to Multicurrency Credit Agreement among Cleveland-Cliffs Inc and Bank of America, N.A., as Administrative Agent, Swing Line Lender and Letter of Credit Issuer, and certain other financial institutions dated May 15, 2008